                                                                      Exhibit 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company of our report dated June 7, 2004, included in the 2004 Annual Report to Shareholders of The J. M. Smucker Company.

Our audits also included the financial statement schedule of The J. M. Smucker Company listed in Item 16(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our report dated June 7, 2004, with respect to the consolidated financial statements of The J. M. Smucker Company incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of The J. M. Smucker Company included in this Annual Report (Form 10-K) for the year ended April 30, 2004:

Registration     Registration
 Statement          Number                                      Description
------------     ------------          -------------------------------------------------------------
Form S-8           33-21273            1987 Stock Option Plan

Form S-8           33-38011            1987 Stock Option Plan

Form S-8           333-98335           The J. M. Smucker Company Amended and Restated 1998 Equity and
                                          Performance Incentive Plan

Form S-8           333-116622          Amended and Restated 1986 Stock Option Incentive Plan of the
                                          J. M. Smucker Company
                                       Amended and Restated 1989 Stock-Based Incentive Plan of the J. M.
                                          Smucker Company
                                       Amended and Restated 1997 Stock-Based Incentive Plan of the J. M.
                                          Smucker Company

Form S-3           333-68416           Registration of 75,000 Common Shares



                                                    ERNST & YOUNG LLP

Akron, Ohio
July 9, 2004